Exhibit 99.1

Byline Bancorp, Inc. Announces Bruce Lammers to Retire from Byline Bank

Chicago, IL, May 15, 2019 – Byline Bancorp, Inc. (NYSE: BY) (“Byline” or the “Company”), the parent company of Byline Bank (“Bank”), announced today that Bruce Lammers, Executive Vice President of Byline Bank and President for the Byline Small Business Capital (“SBC”) team, will retire on May 28, 2019, bringing an end to a long career in government guaranteed small lending in the private sector. Thomas Abraham, currently Senior Vice President, SBA Sales Manager of SBC, will succeed Lammers in leading the Bank’s government guaranteed lending business.

“We are grateful for the opportunity to have worked with Bruce since our acquisition of Ridgestone Financial in 2016 and to have benefited from his leadership, vast experience and knowledge,” said Alberto Paracchini, President and Chief Executive Officer of Byline. “Bruce’s passion for and commitment to helping small businesses grow will leave a mark on this Company and the industry as a whole.”

“Retirement for me is a bittersweet moment,” said Lammers. “I’ve had a rewarding career, and having the ability to work with inspiring entrepreneurs and business owners to help them build their dreams is something I will truly miss. I have been fortunate to work alongside respected colleagues with whom I share a common commitment to our customers and our mission.” Lammers shared that he looks forward to new challenges and said he will be moving on to a new opportunity in the public sector in Washington, D.C. which will be announced at a later date.

Lammers joined Byline Bank in September, 2016, as part of its acquisition of Ridgestone Bank, where he served as President and CEO since 2006. Lammers has been a passionate advocate for the U.S. small business community and the government-guaranteed lending industry throughout his career. Lammers and his team were instrumental in building a business recognized consistently as a Top 10 SBA Lender nationally and achieved #1 SBA lender status in Illinois and Wisconsin annually. He has held positions on the board of NAGGL (National Association of Government Guaranteed Lenders) and is an established leader throughout the SBA and USDA.

Thomas Abraham is currently a Senior Vice President, SBA Sales Manager of the Byline Small Business Capital team with 30 years of industry experience. He worked closely with Lammers since the early days of Ridgestone in 2006 and was instrumental in building the government guaranteed lending framework for loan originations, credit processing and closing footprint as well as sales generation, back-end operations and portfolio servicing.

“I look forward to working with Tom and his team to continue to grow our government guaranteed lending business nationally,” said Paracchini. “His depth of knowledge, passion for small business lending, knowledge of internal processes and culture will serve our business well.”

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline

Bank has approximately $5.3 billion in assets and operates more than 60 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis which may or may not prove to be correct and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

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Contacts:

Media Investors

Erin O’Neill Allyson Pooley

Director of Marketing, Byline Bank Financial Profiles, Inc.

eoneill@bylinebank.comBYIR@bylinebank.com

773.475.2901310.622.8230